Exhibit 10.2

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of September 28, 2012 (this “Agreement”), by and between Dynegy Inc., a Delaware corporation (“Dynegy”), and Dynegy Holdings, LLC, a Delaware limited liability company (“DH”) and a wholly-owned subsidiary of Dynegy.

W I T N E S S E T H:

WHEREAS, on November 7, 2011, DH and certain of its subsidiaries filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

WHEREAS, on July 6, 2012, Dynegy filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code with the Bankruptcy Court, and became a debtor in the separately administered chapter 11 Case No. 12-36728 (CGM) (the “DI Case”);

WHEREAS, Dynegy, DH, certain subsidiaries of Dynegy and certain creditor parties signatory thereto are parties to that certain Settlement Agreement, dated as of May 1, 2012, as amended and restated by that certain Amended and Restated Settlement Agreement, dated as of May 30, 2012 (as further amended from time to time, the “Settlement Agreement”; capitalized terms used but not defined herein shall have the meanings given to such terms in the Settlement Agreement);

WHEREAS, Dynegy, DH, certain subsidiaries of Dynegy and certain creditor parties signatory thereto are parties to that certain Plan Support Agreement, dated as of May 1, 2012, as amended and restated by that certain Amended and Restated Plan Support Agreement, dated as of May 30, 2012 as further amended by that certain First Amendment to Amended and Restated Plan Support Agreement, dated as of July 31, 2012 (as further amended from time to time, the “Plan Support Agreement”);

WHEREAS, on June 18, 2012, Dynegy and DH, filed (i) the Motion of Dynegy Holdings, LLC and Dynegy Inc. for an Order Pursuant to Sections 105(a) and 363(b) of the Bankruptcy Code (a) Authorizing the Merger of Dynegy Holdings, LLC and (b) in Furtherance of Implementation of the Settlement Agreement (the “Implementation Motion”) and (ii) that certain Modified Third Amended Chapter 11 Plan of Reorganization for Dynegy Holdings, LLC proposed by DH and Dynegy [DH Case Docket No. 805] (the “Plan”);

WHEREAS, pursuant to the Implementation Motion, Dynegy and DH requested entry of an order (the “Implementation Order”) authorizing Dynegy and DH, among other things, to effectuate a merger on or prior to the effective date of the Plan (subject to the consent of certain parties as specified in the Implementation Motion);

WHEREAS, on July 10, 2012, the Bankruptcy Court entered the Implementation Order approving the Implementation Motion, authorizing Dynegy and DH to effectuate a merger, among other things;

WHEREAS, Dynegy and DH (together, the “Plan Debtors”) have made certain modifications to the Plan (as so modified, the “Joint Plan”) to reflect the commencement of the DI Case and so that it constitutes a plan of reorganization for both Plan Debtors and the Bankruptcy Court has confirmed the Joint Plan pursuant to that certain confirmation order entered on September 10, 2012 (the “Confirmation Order”);

WHEREAS, in accordance with the Joint Plan, the Implementation Order, the Confirmation Order and pursuant to Section 2.a.i of the Plan Support Agreement, Dynegy and DH wish to effect the merger provided for by this Agreement (the “Merger”);

WHEREAS, Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”) and Section 264 of the Delaware General Corporation Law (the “DGCL”) authorize the merger of a Delaware limited liability company with and into a Delaware corporation;

WHEREAS, in accordance with that certain Amended and Restated Operating Agreement of DH, dated March 27, 2012 (as amended from time to time, the “DH Operating Agreement”), the Independent Manager (as such term is defined in the DH Operating Agreement) has approved this Agreement and the consummation of the Merger; and

WHEREAS, the Merger will be effectuated in accordance with Section 303 of the DGCL.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained the parties hereto hereby agree as follows:

ARTICLE I
The Merger

Section 1.01 The Merger. Upon the terms and subject to the conditions of this Agreement, promptly following execution of this Agreement, Dynegy and DH shall duly prepare, execute and acknowledge a certificate of merger in the form attached hereto as Annex A (the “Certificate of Merger”) in accordance with Section 264(c) of the DGCL and Section 18-209(c) of the DLLCA that shall be filed with the Secretary of State of the State of Delaware at such time and in accordance with the provisions of the DGCL.  The Merger shall become effective at 11:59 p.m. Eastern Time on September 30, 2012, following the filing of the Certificate of Merger.  The date and time when the Merger shall become effective is hereinafter referred to as the “Effective Time”.

(b)                                 At the Effective Time, DH shall be merged with and into Dynegy whereupon the separate existence of DH shall cease, and Dynegy shall be the surviving entity of the Merger (the “Surviving Entity”) in accordance with the DLLCA and the DGCL.

(c)                                  At the Effective Time and without any further action on the part of Dynegy or DH, the Certificate of Incorporation and Bylaws of Dynegy in effect as of the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Entity until amended in accordance with applicable law.

(d)                                 At the Effective Time, the directors of Dynegy immediately prior to the Effective Time shall be the directors of the Surviving Entity, each of such directors to hold office, subject to the applicable provisions of the certificate of incorporation and by-laws of the Surviving Entity.  At the Effective Time the officers of Dynegy immediately prior to the Effective Time shall be the officers of the Surviving Entity, each of such officers to hold office, subject to the applicable provisions of the certificate of incorporation and by-laws of the Surviving Entity.

Section 1.02 Treatment of Shares.  As of the Effective Time, by virtue of the Merger and without any action on the part of the Surviving Entity, each share of common stock of Dynegy outstanding immediately prior to the Effective Time will automatically be converted into one share of common stock of the Surviving Entity and the membership interests of DH issued and outstanding immediately prior to the Effective Time will be cancelled and retired for no consideration and will cease to exist.

ARTICLE II

Effect of Merger

Section 2.01  Effect of Merger.  At the Effective Time, the Merger will have the effects set forth in the DLLCA and the DGCL.

Section 2.02     Further Assurances.  At and after the Effective Time, the officers and directors of the Surviving Entity shall be authorized to execute and deliver, in the name and on behalf of the Dynegy and DH, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Dynegy and DH, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Entity any and all right, title and interest in, to and under any of the rights, properties or assets of Dynegy and DH as a result of, or in connection with, the Merger.

ARTICLE III
Other Agreements

Section 3.01   Efforts to Complete.  Subject to the terms and conditions set forth herein and to applicable legal requirements, each of Dynegy and DH shall cooperate and use their respective reasonable best efforts to take, or cause to be taken, all necessary action, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger.

ARTICLE IV
Termination

Section 4.01 Termination.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the filing of the Certificate of Merger by mutual written consent of Dynegy and DH.

Section 4.02 Effect of Termination.  If this Agreement is terminated pursuant to Section 4.01 hereof, this Agreement shall become void and of no effect with no liability on the part of either party hereto.

ARTICLE V
Miscellaneous

Section 5.01 Authorized Officers.  Each authorized officer of the Surviving Entity (each, an “Officer”) shall be authorized to execute, acknowledge, verify, deliver, file and record, for and in the name of Dynegy and, to the extent necessary, each Officer shall be authorized to execute, acknowledge, verify, deliver, file and record, for and in the name of DH, any and all documents and instruments, in connection with the Merger, including, without limitation, this Agreement, and shall do and perform any and all acts required by applicable law which any such Officer deems necessary or advisable to effectuate the Merger.

Section 5.02 Amendments; No Waivers. This Agreement may be amended only by a writing signed by a duly authorized representative of each of the parties. Each party may specifically waive any breach of this Agreement by the other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designates the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.  No failure or delay on the part of any party in the exercise of any right hereunder shall impair such right or be construed as a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein.

Section 5.03 Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

Section 5.04 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.  Any action brought in connection with this Agreement shall be brought in the Bankruptcy Court, and the parties hereby irrevocably consent to the jurisdiction of such court and waive any objections as to venue or inconvenient forum.

Section 5.05  Availability of Agreement.  This Agreement shall be filed and maintained at 601 Travis — 14th Floor, Houston, Texas 77002, the place of business of the Surviving Entity.  A copy of this Agreement will be furnished by the Surviving Entity on request, without cost, to any member of DH or any stockholder of Dynegy or the Surviving Entity.

Section 5.06 Counterparts; Effectiveness.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. Signed counterparts of this Agreement may be delivered by facsimile or by scanned portable document file (pdf) image.

This Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other party hereto.

Section 5.07.  Descriptive Headings.  The descriptive headings herein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement or in any way affect this Agreement.

Section 5.08. No Third Party Beneficiaries.  Except for the parties, no other person or entity is intended to be, nor shall any other person or entity be construed as, a beneficiary of the terms or provisions of this Agreement.

Section 5.09. Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter covered hereby and supersedes any and all prior negotiations, representations, agreements or understandings relating hereto.

Section 5.10. Specific Performance.  The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or threatened to be breached and that an award of money damages would be inadequate in such event.  Accordingly, it is acknowledged that the parties shall be entitled to equitable relief, without proof of actual damages, including an injunction or injunctions or orders for specific performance to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity as a remedy for any such breach or threatened breach.  Each party further agrees that no other party hereto or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.10, and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.  Each party further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

[Remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives.

DYNEGY INC.

By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	EVP, General Counsel &
Chief Compliance Officer

DYNEGY HOLDINGS, LLC

By:	/s/ Kevin T. Howell
	Name:	Kevin T. Howell
	Title:	EVP & Chief
Operating Officer

[Signature Page to Dynegy / DH Merger Agreement]

ANNEX A

Certificate of Merger

State of Delaware

Certificate of Merger of a Domestic Limited Liability Company

into a Domestic Corporation

Pursuant to Title 8, Section 264 of the Delaware General Corporation Law (the “DGCL”) and Title 6, Section 18-209 of the Delaware Limited Liability Company Act (the “DELLCA”), Dynegy Inc., a Delaware corporation (the “Corporation”), in connection with the merger (the “Merger”) of Dynegy Holdings, LLC, a Delaware limited liability company (the “Company”), with and into the Corporation, hereby certifies as follows:

First:                                                                 The names and jurisdictions of domicile of the constituent corporation and limited liability company to the Merger are:

Name	State of Domicile

Dynegy Inc.	Delaware

Dynegy Holdings, LLC	Delaware

Second:                                                    An Agreement and Plan of Merger (the “Agreement of Merger”) has been approved, adopted, certified, executed and acknowledged by the Corporation in accordance with Sections 264 and 303 of the DGCL and the Company in accordance with Section 18-209 of the DELLCA.

Third:                                                           The Corporation shall be the surviving corporation (the “Surviving Corporation”) in the Merger. The name of the Surviving Corporation is Dynegy Inc.

Fourth:                                                     This Certificate of Merger has been approved by the United States Bankruptcy Court, Southern District of New York, Poughkeepsie Division, pursuant to a confirmed plan of reorganization and Section 1123(a)(5)(C) of Chapter 11 of Title 11 of the United States Code.  The Merger shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

Fifth:                                                                The certificate of incorporation of Dynegy Inc. shall be the certificate of incorporation of the Surviving Corporation.

Sixth:                                                               The executed Agreement of Merger is on file at 601 Travis, Suite 1400, Houston, TX 77002, the principal place of business of the Surviving Corporation.

Seventh:                                                A copy of the Agreement of Merger will be furnished by the Surviving Corporation on request, without cost, to any (i) stockholder of the Corporation, (ii) member of the Company or (iii) any person holding an interest in any other business entity which is to merge or consolidate.

IN WITNESS WHEREOF, the Surviving Corporation has caused this certificate to be signed by an authorized officer, this 28th day of September, A.D., 2012.

By:	/s/ Kimberly M. O’Brien
Name:	Kimberly M. O’Brien
Title:	Corporate Secretary